                                                                   Exhibit 24(c)


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 33-62738) pertaining to the City Holding Company Profit Sharing and 401(k) Plan of our report dated June 25, 2002, with respect to the financial statements and supplemental schedules of the City Holding Company Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                                           /s/ Ernst & Young LLP



Charleston, West Virginia
June 25, 2002

Pursuant to the requirements of the Securities and Exchange Act of 1934, City Holding Company has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                   City Holding Company
                                   Profit Sharing and 401(k) Plan




                                   /s/ Craig G. Stilwell
                                   ---------------------------------------------
                                   Craig G. Stilwell
                                   Plan Administrator




June 25, 2002